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                                                                       Exhibit 5
                                                                       ---------









                                  May 23, 2002



Ablest Inc.
1901 Ulmerton Road
Clearwater, Florida  33762

Gentlemen:

     As counsel for Ablest Inc., a Delaware corporation (the "Company"), we are familiar with the Company's Restricted Stock Plan (the "Plan") and the registration under the Securities Act of 1933 on Form S-8 of 250,000 shares of common stock, $.05 par value, of the Company (the "Shares") reserved for issuance under the Plan.

     Based upon our examination of the Plan and such other documents as we have deemed relevant hereto, we are of the opinion that the Shares, when issued and vested pursuant to the Plan, will be validly issued and outstanding, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit No. 5 to the Registration Statement on Form S-8 relating to the Shares.


                                Very truly yours,




                                Baker & Hostetler LLP